Exhibit 10kk
[NAME]
MARCH 15, 2023
PERFORMANCE UNITS
AWARD LETTER
Protective Life Corporation has awarded you:
_______ Performance Units
Award Period: January 1, 2023 – December 31, 2025
Date of Grant: March 15, 2023
These Performance Units were awarded pursuant to the Protective Life Corporation Long-Term Incentive Plan (the “Plan”), and are subject to the terms and conditions contained in the 2023 Performance Units Award Provisions (“Provisions”), as set forth in Appendix A to this Award Letter, and the Plan. The Plan and the Provisions contain terms and conditions regarding the vesting and payment of these Performance Units, termination of employment, forfeiture, tax withholding, competitive and conflicting activities, confidentiality, non-solicitation of Company employees and customers, regulatory compliance, recoupment, remedies, and other important matters, and I encourage you to read the Provisions carefully.
Please retain these documents in your personal records.

/s/ Richard J Bielen
Richard J. Bielen
President and Chief Executive Officer of Protective Life Corporation